Exhibit 10.4

GIGAMON LLC

2012 UNIT OPTION PLAN

1. Purposes of the Plan. The purposes of this 2012 Unit Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Members and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any Committee as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

(c) “Board” means the Company’s Board of Managers.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(f) “Company” means Gigamon LLC, a Delaware limited liability company.

(g) “Consultant” means any person who is engaged by the Company or a Parent or Subsidiary of the Company to render consulting or advisory services.

(h) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(i) “Employee” means any person employed by the Company or a Parent or Subsidiary of the Company. A Service Provider will not cease to be an Employee in the case of any leave of absence approved by the Company or the applicable Subsidiary of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exchange Program” means a program under which (i) outstanding Options are surrendered or cancelled in exchange for Options (which may have lower or higher exercise prices and different terms), awards of a different type, and/or cash, (ii) Optionees would have the opportunity to transfer any outstanding Options to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Option is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(l) “Fair Market Value” means, as of any date, the value of Units determined in good faith by the Administrator.

(m) “Member” will have the same meaning as such term is defined in the Operating Agreement.

(n) “Operating Agreement” means the Restated Operating Agreement of the Company, as in effect from time to time. Any reference to (i) a section of the Operating Agreement herein will be a reference to any successor or amended section of the Operating Agreement or (ii) the Operating Agreement will be a reference to any successor Operating Agreement or the Operating Agreement as it may be further amended or amended and restated.

(o) “Option” means a Unit option granted pursuant to the Plan.

(p) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(q) “Optionee” means the holder of an outstanding Option granted under the Plan.

(r) “Parent” means any entity in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns units, or ownership interests possessing 50% or more of the total combined voting power of all classes of units or ownership interests in one of the other entities in such chain.

(s) “Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

(t) “Plan” means this 2012 Unit Option Plan.

(u) “Sale Event” means either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Members, Units representing more than fifty percent (50%) of the outstanding voting power of the Company, (b) any liquidation, dissolution, or winding up of the Company, (c) any merger or consolidation of the Company into or with another company (except one in which the Members immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock or other equity interests of the surviving entity) or (d) any sale of all or substantially all of the assets of the Company.

(v) “Section 409A” means Section 409A of the Code, and the final regulations and any other guidance issued thereunder.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Service Provider” means an Employee, Member or Consultant.

(y) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns units or ownership interests possessing 50% or more of the total combined voting power of all classes of units or ownership interests in one of the other entities in such chain.

(z) “Trigger Event” means the consummation of the conversion of the Company or its business into a corporation.

(aa) “Unit” shall mean a common unit of interest in the Company as defined in the Operating Agreement, or, in the event of a Trigger Event, means a share of common stock of the resulting corporation.

3. Units Subject to the Plan. Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Units that may be subject to Options and sold under the Plan is 5,901,516 Units. The Units may be authorized, but unissued, or reacquired Units. The Company, during the term of this Plan, will at all times reserve and keep available such number of Units as will be sufficient to satisfy the requirements of the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Units which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Units that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution under the Plan.

4. Administration of the Plan.

(a) Procedure. The Board or a Committee appointed by the Board will administer the Plan. Any such Committee will be constituted to comply with Applicable Laws and the Operating Agreement.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the Operating Agreement and the approval of any relevant authorities, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers and such other individuals to whom Options may from time to time be granted hereunder;

(iii) to determine the number of Units to be covered by each such Option granted hereunder;

(iv) to approve forms of Option Agreement for use under the Plan;

(v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, whether an Optionee, if such Optionee exercises such Optionee’s Option Agreement in accordance with the terms thereof (and subject to the terms of the Operating Agreement), will be a non-Member Unit holder or instead be entitled to be admitted to the Company as a Member, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Units relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Units covered by such Option has declined since the date the Option was granted;

(vii) to institute an Exchange Program;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to construe and interpret the terms of the Plan and Options granted under the Plan;

(x) to modify or amend each Option (subject to Section 13(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator will be final and binding on all Optionees and will be made in conformity in all respects with the Operating Agreement.

5. Eligibility.

(a) Options may be granted to Service Providers as the Administrator may determine.

(b) An Option will merely reflect a right to acquire Units and the Plan will be administered, amended or otherwise interpreted in all cases to ensure that until such time as the Option is exercised the Optionee will not be considered a Member and will have no obligation to reflect the income or losses of the Company.

6. Options.

(a) Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.

(b) Option Exercise Price and Consideration.

(i) The Administrator will determine the per Unit exercise price for the Units to be issued pursuant to exercise of an Option, provided, however, that the per Unit exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Unit on the date of grant.

(ii) The Administrator will determine the consideration to be paid for the Units to be issued upon exercise of an Option, including the method of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Member. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Unit.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Units with respect to which the Option is exercised (together with any applicable withholding taxes that may arise upon such exercise). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Units issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Units are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive allocations of profits or losses or any other rights as a Member will exist with respect to the Units, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Units promptly after the Option is exercised. No adjustment will be made for an allocation of profit or loss or other right for which the record date is prior to the date the Units are issued, except as provided in Section 8 of the Plan. An Optionee will only be entitled to prospective allocations of profit or loss upon issuance of Units pursuant to an Option exercise.

Exercise of an Option in any manner will result in a decrease in the number of Units thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Units as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iii) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iv) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following the Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(d) Limited Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act.

(e) Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

7. Trigger Event. Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a Trigger Event, all Options granted under the Plan will be exchanged for or converted into, in such transaction, options to acquire shares of the resulting corporation’s common stock with terms substantially equivalent to the terms of the options, as the case may be, they are intended to replace.

8. Adjustments; Dissolution or Liquidation; Sale Event.

(a) Adjustments. Subject to any required action by the Members of the Company, in the event of any split, reverse split, dividend, recapitalization, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of units or other securities of the Company, other distribution of Units or other securities of the Company without the receipt of consideration by the Company, or other change in the corporate structure of the Company affecting the Units occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Units that may be delivered under the Plan and/or the number, class, and price of Units covered by each outstanding Option; provided, however, that the Administrator will make adjustments to the extent required by applicable state securities laws. Any adjustments to outstanding Units shall be consistent with Section 409A, to the extent applicable.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Sale Event. In the event of a Sale Event, each outstanding Option will be treated as the Administrator determines, without a Participant’s consent, including, without limitation, that (i) Options will be assumed, or substantially equivalent Options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of units and prices; (ii) upon written notice to a Participant, that the Participant’s Options will terminate upon or immediately prior to the consummation of such Sale Event; (iii) outstanding Options will vest and become exercisable, in whole or in part prior to or upon consummation of such Sale Event, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such transaction; (iv) (A) the termination of an Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Option as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Option, then such Option may be terminated by the Company without payment), or (B) the replacement of such Option with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 8(c), the Administrator will not be obligated to treat all Options or all Options held by a Participant, similarly.

For the purposes of this paragraph, the Option will be considered assumed if, following the Sale Event, the option confers the right to purchase, for each Unit subject to the Option immediately prior to the Sale Event, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Units for each Unit held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Units; provided, however, that if such consideration received in the Sale Event was not solely common stock of the successor corporation or its parent corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Unit subject to the Option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per Unit consideration received by holders of Units in the Sale Event.

9. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Units pursuant to an Option (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require an Optionee to remit to the Company (or the Optionee’s employer), an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Optionee’s FICA obligation) required to be withheld with respect to such Option (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Optionee to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Units having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Units having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Units to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

10. No Effect on Employment or Service. Neither the Plan nor any Option will confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider, nor interfere in any way with the Optionee’s or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

11. Date of Grant. The date of grant of an Option will, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such later date as the Administrator may determine. Notice of the determination will be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

12. Term of Plan. The Plan will become effective upon its adoption by the Board. It will continue in effect until terminated under Section 13 of the Plan. Unless sooner terminated under Section 13, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent approval by the Board or a Majority-In-Interest of the Members of an increase in the number of Units reserved for issuance under the Plan.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Approval by the Members. The Company will obtain approval by Members of any Plan amendment to the extent necessary and desirable to comply with the Operating Agreement and Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

14. Conditions Upon Issuance of Units.

(a) Legal Compliance. Units will not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Units comply with

Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required.

15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Units hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority will not have been obtained.

16. Approval by Members. The Plan will be subject to approval by the Members within twelve (12) months after the date the Plan is adopted. Such approval will be obtained in the degree and manner required under Applicable Laws and the Operating Agreement.

17. Section 409A Compliance. The Plan and the grant of Options hereunder is intended to comply with the requirements of Section 409A, pursuant to U.S. Treasury Regulation Section 1.409A-1(b)(7) and Internal Revenue Service Notice 2005-1, 2005-2 I.R.B. 274, Q&A 4 and Q&A 7, and Section II.E. of the preamble to the proposed Code Section 409A U.S. Treasury Regulations (Reg-158680-04) and Section III.G of the preamble to the final Code Section 409A U.S. Treasury Regulations (TD 9321), so that none of the rights to be provided hereunder will be subject to the additional tax imposed under Section 409A.